UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

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☐	Soliciting Material under § 240.14a-12

BEASLEY BROADCAST GROUP, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

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☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

3033 Riviera Drive

Suite 200

Naples, Florida 34103

(239) 263-5000

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JULY 22, 2026

The Annual Meeting of Stockholders of Beasley Broadcast Group, Inc., a Delaware corporation (the “Company”), will be held on Wednesday, July 22, 2026, at 12:00 p.m. Eastern Time, at the corporate offices of Beasley Broadcast Group, Inc., 3033 Riviera Drive, Suite 200, Naples, Florida 34103, for the following purposes:

1.
The election of seven nominees for directors to hold office until the next Annual Meeting of Stockholders or until their respective successors have been elected and qualified;
2.
An advisory vote to approve named executive officer compensation;
3.
The ratification of the appointment of Crowe LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2026; and
4.
To transact such other business as may properly come before the Annual Meeting of Stockholders and any adjournment or postponement thereof.

The foregoing matters are described in more detail in the attached Proxy Statement.

The Company’s Board of Directors has fixed May 26, 2026 as the record date for determining stockholders entitled to vote at the Annual Meeting of Stockholders.

The Company’s Proxy Statement is attached hereto. Financial and other information about the Company is contained in the Annual Report to Stockholders for the year ended December 31, 2025.

You are cordially invited to attend the meeting in person. Your participation in these matters is important, regardless of the number of shares you own. The notice accompanying this Proxy Statement contains instructions on how to submit your proxy by telephone or via the Internet. Whether or not you expect to attend in person, we urge you to vote as promptly as possible. You will be most welcome at the meeting and may then vote in person if you so desire, even though you may have executed and returned the proxy. Any stockholder who executes such a proxy may revoke it at any time before it is exercised.

By Order of the Board of Directors,

Chris Ornelas
General Counsel and Secretary

Naples, Florida

May 29, 2026

3033 Riviera Drive

Suite 200

Naples, Florida 34103

(239) 263-5000

PROXY STATEMENT

The Board of Directors (the “Board”) of Beasley Broadcast Group, Inc., a Delaware corporation (the “Company”), is soliciting your proxy with this Proxy Statement. Your proxy will be voted at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Wednesday, July 22, 2026, at 12:00 p.m. Eastern Time, at the corporate offices of Beasley Broadcast Group, Inc., 3033 Riviera Drive, Suite 200, Naples, Florida 34103, and any adjournment or postponement thereof. This Proxy Statement and the Company’s Annual Report to Stockholders are first being made available to stockholders on or about May 29, 2026.

VOTING SECURITIES

Voting Rights and Outstanding Shares

Only stockholders of record on the books of the Company as of 5:00 p.m. Eastern time, May 26, 2026, which is the “Record Date,” will be entitled to vote at the Annual Meeting. At the close of business on May 26, 2026, the Company had 975,280 shares of Class A Common Stock outstanding (the “Class A Common Stock”) and 833,137 shares of Class B Common Stock outstanding (the “Class B Common Stock,” and together with the Class A Common Stock, the “Common Stock”).

Under the Company’s Amended and Restated Certificate of Incorporation and Fourth Amended and Restated Bylaws (the “Bylaws”), in the election of directors, the holders of the Class A Common Stock are entitled to vote as a separate class, exclusive of all other stockholders, to elect two of the Company’s directors, with each Class A Common Stock being entitled to one vote. With respect to the election of the other five directors and all other matters submitted to the stockholders for vote, the holders of Common Stock shall vote as a single class, with each Class A Common Stock being entitled to one vote and each Class B Common Stock entitled to ten votes.

Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Inspector of Elections with the assistance of the Company’s transfer agent. Except with respect to the election of directors (which is discussed separately under “Proposal No. 1: Election of Directors”), the affirmative vote of a majority of votes cast in person or by proxy at a duly held meeting at which a quorum is present is required under our Bylaws for approval of the proposals presented in this Proxy Statement.

The Inspector will also determine whether or not a quorum is present. Our Bylaws provide that a quorum consists of the presence in person or by proxy of at least a majority of the votes entitled to be cast on a matter to be acted upon at the Annual Meeting. An abstention is deemed present but it is not deemed a vote cast. Broker non-votes occur when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the broker, bank or other nominee does not have discretionary voting power on that item and has not received instructions from the beneficial owner. Abstentions and broker non-votes are included in determining whether a quorum is present but are not included in the tabulation of the voting results. As such, abstentions and broker non-votes will have no effect on the voting results with respect to the election of directors or the proposals requiring the affirmative vote of a majority of the votes cast at the Annual Meeting. The ratification of the appointment of the Company’s independent registered public accounting firm is a routine proposal on which brokers, banks or other nominees possess discretionary voting power absent instructions from the beneficial owner. Thus, the Company does not expect any broker non-votes on this proposal.

Stockholders of record may submit their proxy by telephone or via the Internet prior to the Annual Meeting, rather than filling out and mailing a proxy card. To help explain this process, we have included a brief question and answer section below.

How do I vote my shares without attending the Annual Meeting?

If you are a stockholder of record, you can vote by telephone or via the Internet by following the instructions on the Notice of Availability of Proxy Materials.

If your shares are held in the name of a bank, broker or other nominee, follow the voting instructions on the form that you receive from them. The availability of telephone and Internet voting will depend on the process of the bank, broker or other nominee. Your bank, broker or other nominee will not be permitted to exercise voting discretion as to the matters to be acted upon other than the ratification of the appointment of the Company’s independent registered public accounting firm. Therefore, please give voting instructions to your bank, broker or other nominee.

How will my proxy be voted?

Your proxy, when properly submitted by telephone or via the Internet and not revoked, will be voted in accordance with your instructions. If any other matter is properly presented, the persons named as proxies will have discretion to vote in their best judgment.

Unless you give other instructions when you cast your vote by telephone or Internet, the persons named as proxies will vote in accordance with the recommendations of the Board of Directors and a vote will be cast FOR the election of each of the nominees for director, FOR the advisory vote to approve named executive officer compensation, FOR the ratification of Crowe LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2026, and as the proxy holders deem advisable on other matters that may come before the meeting. If a bank, broker or other nominee indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present with respect to that matter. The Company believes that the tabulation procedures to be followed by the Inspector are consistent with the general statutory requirements in Delaware concerning voting of shares and determination of a quorum.

May I revoke or change my vote?

If you are a stockholder of record, you may revoke your proxy at any time before it is actually voted by:

•
giving written notice of revocation to Chris Ornelas, Secretary, Beasley Broadcast Group, Inc., 3033 Riviera Drive, Suite 200, Naples, Florida 34103;
•
by delivering a proxy bearing a later date (including by telephone or via the Internet); or
•
by attending and voting in person at the Annual Meeting.

Attendance at the Annual Meeting will not cause your previously granted proxy to be revoked unless you specifically make that request. If you are a beneficial owner of shares, you may submit new voting instructions by contacting your bank, broker or other nominee, or, if you have obtained a legal proxy from your bank, broker or other nominee giving you the right to vote your shares, by attending the Annual Meeting and voting in person.

How do I vote my shares in person at the Annual Meeting?

Shares held in your name as the stockholder of record may be voted in person at the Annual Meeting. Shares held beneficially in street name may be voted in person at the Annual Meeting only if you obtain a legal proxy from the bank, broker or other nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy or voting instructions as described above and on the Notice of Availability of Proxy Materials, so that your vote will be counted if you later decide not to attend the Annual Meeting.

What is the deadline for voting my shares?

If you are a stockholder of record, and plan to vote by telephone or via the Internet, your vote must be received by 11:59 p.m. Eastern time on July 21, 2026. If your shares are held in street name, you should return your voting instructions in accordance with the instructions provided by the bank, broker or other nominee that holds the shares on your behalf.

Who is paying for this proxy solicitation?

The cost of soliciting proxies will be borne by the Company. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners.

Proxies may also be solicited by certain of the Company’s directors, officers and regular employees, without additional compensation, personally, by telephone or via electronic communications.

PROPOSAL NO. 1: ELECTION OF DIRECTORS

Seven directors are to be elected at the Annual Meeting to hold office until the next Annual Meeting of stockholders or until their respective successors are elected and qualified.

Nominees for election to the Board of Directors shall be approved by the following vote:

•
For Nominees to be Elected by the Holders of the Class A Common Stock: by a majority of the votes cast by all the holders of Class A Common Stock entitled to vote, whether present in person or by proxy at the Annual Meeting, with each share being entitled to one vote.
•
For Nominees to be Elected by the Holders of All Classes of Common Stock: by a majority of the votes cast by the holders of all classes of Common Stock present in person or by proxy at the Annual Meeting, with each Class A Share being entitled to one vote and each Class B Share being entitled to ten votes.

Abstentions from voting on the election of directors and broker non-votes will have no effect on the outcome of the election of directors. In the event any nominee is unable or unwilling to serve as a nominee, the proxies may be voted for the balance of those nominees named and for any substitute nominee designated by the present Board of Directors or the proxy holders to fill such vacancy, or for the balance of those nominees named without nomination of a substitute, and/or the size of the Board of Directors may be reduced in accordance with the Bylaws of the Company. The nominees named below have agreed to serve if elected, and the Board of Directors has no reason to believe that any of the persons named will be unable or unwilling to serve as a nominee or as a director if elected.

The Board of Directors believes that each of the nominees listed brings strong skills and extensive experience to the Board, giving the Board as a group the appropriate skills to exercise its oversight responsibilities.

Nominees to be Elected by the Holders of the Class A Common Stock:

Michael J. Fiorile, age 71, was appointed to the Board on January 23, 2018. He has served as Chairman of The Dispatch Printing Company, a privately owned, regional broadcast media and real estate company, from July 2016 until December 2020. Prior to his retirement in November of 2019 from his role as the Chief Executive Officer of The Dispatch Printing Company, Mr. Fiorile served as the company’s Vice Chairman and Chief Executive Officer from September 2015 until July 2016; as its President and Chief Executive Officer from January 2013 until September 2015; as its President and COO from January 2008 until January 2013; and as its President from January 2005 until January 2008. He also served as Chairman and Chief Executive Officer of Dispatch Broadcast Group, which includes television and radio stations, from July 2016 until December 2019 and previously held several executive positions within Dispatch Broadcast Group since 1994. Mr. Fiorile was a director of State Auto Mutual Insurance Companies from 2003 until March 2020 and a director of State Auto Financial Corporation from 2015 until March 2022, where he served as Chair of the Nominating and Governance Committee and Chair of the Risk Committee, until these companies were sold in a transaction that closed in March of 2022. Mr. Fiorile served on the Board of Directors of Broadcast Music, Inc. (“BMI”) until February of 2024, including serving as the Chairman of its Board and on its Executive, Finance and Budget and Compensation Committees and as the Chairperson of the Audit Committee. He also previously served as Chairperson of the Audit Committee for the National Association of Broadcasters (“NAB”). Mr. Fiorile’s qualifications for election to the Board include his extensive knowledge of the media industry and significant executive management experience gained through his service as senior executive and chief executive officer of media companies.

Gordon H. Smith, age 73, was appointed to the Board on May 25, 2022. He served as the President and Chief Executive Officer of the NAB from November 2009 until his transition to special advisor at the end of 2021. Prior to joining NAB, he served as a two-term U.S. Senator from Oregon from 1997 until 2009, and later as senior advisor in the Washington office of Covington & Burling, LLP. During his tenure at NAB, the association played a pivotal role on a number of significant issues affecting broadcasters, including the preservation and modernization of the music licensing and copyright system and reviews of media ownership rules. As a U.S. Senator, Mr. Smith’s committee assignments included the Senate’s Commerce, Science and Transportation Committee, the panel that oversees all broadcast related legislation. He also served on the Senate’s Energy and Natural Resources Committee, Finance

Committee and Foreign Relations Committee. Mr. Smith’s role on the Commerce Committee and as Chairman of a Senate High Tech Task Force helped foster his interest in new media and technology issues. Mr. Smith has served as a director for Host Hotels and Resorts, Inc. since 2009, and presently serves as Independent Lead Director and Chairman of the Nominating, Governance and Corporate Responsibility Committee. Mr. Smith attended college at Brigham Young University, received a Juris Doctorate degree from Southwestern University School of Law in Los Angeles, and practiced law in New Mexico and Arizona. Mr. Smith’s qualifications for election to the Board include his regulatory and legislative experience and knowledge in the broadcast and media industry.

Nominees to be Elected by the Holders of All Classes of Common Stock:

Caroline Beasley, age 63, was appointed Chief Executive Officer of the Company on January 1, 2017, previously serving as interim Chief Executive Officer from March 18, 2016, until December 31, 2016, and as Executive Vice President, Chief Financial Officer, Treasurer and Secretary beginning in 1994. She has served as the Principal Financial Officer of the Company since October 17, 2025. Ms. Beasley joined the Company in 1983, having held a position as a Director of the Company since that time. Over her tenure prior to 1994, she served in various positions. Ms. Beasley currently serves on the Board of Directors of Quu, Inc. and the National Association of Broadcasters Leadership Foundation. Ms. Beasley was elected to the BMI Board of Directors in 2014 and served as the Chairperson from October of 2020 until February of 2024. In addition, she previously served on the Executive Committee and Radio Executive Committee of the Board of Directors of the NAB. Ms. Beasley is a past Joint Board Chairman of the NAB Board of Directors. Ms. Beasley has also served on the Board of Directors of the Broadcasters Foundation of America since 2016. In 2017, Ms. Beasley was honored by Radio Ink magazine as Radio Executive of the Year. Ms. Beasley has been named one of the “40 Most Powerful People in Radio” in 2011, 2012, 2016 to 2018, and 2021 to 2025, and was named “Radio Executive of the Year” in 2019. She was awarded the NAB National Radio Award in 2022. She was inducted into the Broadcasting and Cable Hall of Fame in 2023 and recognized as a Giant of Broadcasting by the Library of American Broadcasting Foundation that same year. She serves on the NAB Leadership Foundation Board. She was the Chairperson of the Access to Capital Working Group at the Federal Communications Commission (“FCC”) in 2019 and 2021. Ms. Beasley has a B.S. degree from the University of North Carolina. Ms. Beasley is the daughter of the late George G. Beasley and the sister of Bruce G. Beasley and Brian E. Beasley. Ms. Beasley’s qualifications for election to the Board include her valuable financial expertise, gained through her experience in various capacities at the Company over the past 40 years. Ms. Beasley also has gained valuable insight into the radio broadcast industry through her service on the boards of the industry groups mentioned above.

Brian E. Beasley, age 66, was appointed the Company’s Chief Operating Officer on January 1, 2017. He previously served as Vice President of Operations from 1997 until December 2016. He has served on the Board since 1982. He brings 40 years of media experience to this position. Mr. Beasley serves on the Board of Directors of the Radio Advertising Bureau and has served on the Board of Directors of the North Carolina Association of Broadcasters. Mr. Beasley earned a B.S. degree from East Carolina University. Mr. Beasley is the son of the late George G. Beasley and the brother of Bruce G. Beasley and Caroline Beasley. Mr. Beasley’s qualifications for election to the Board include his valuable experience and knowledge of day-to-day operations at the Company. He has gained this experience by serving at all levels of our organization, from Account Executive to his current position as Chief Operating Officer.

Bruce G. Beasley, age 68, has served as Beasley Broadcast Group, Inc.’s President since 1997, Vice Chair since 2024, Chief Operating Officer from 2006 through 2016, Co-Chief Operating Officer from February 2001 until February 2006, and on the Board since 1980. He began his career in the broadcasting business with the Company in 1975 and since that time has served in various capacities, including General Sales Manager of a radio station, General Manager of a radio station and Vice President of Operations of the Company. Mr. Beasley serves on the Board of Directors of the Radio Advertising Bureau. Mr. Beasley has a B.S. degree from East Carolina University. Mr. Beasley is the son of the late George G. Beasley and the brother of Caroline Beasley and Brian E. Beasley. Mr. Beasley’s qualifications for election to the Board include his extensive knowledge of the radio broadcast industry gained through his service at all levels of employment with the Company, from station sales manager to his current position as President.

Peter A. Bordes, Jr., age 63, has served on the Board since November 2016. Mr. Bordes was one of the owners of Greater Media, Inc., where he served as a member of its Board of Directors from 2008 until October 2016. Mr. Bordes is currently CEO of Collective Audience (Nasdaq: CAUD), a digital advertising and media technology cloud infrastructure company. Mr. Bordes is a founder of Trajectory Ventures and Trajectory Capital Partners, a venture capital company investing in disruptive innovation driving global digital transformation, and has served as a Managing Partner since March 2012. Mr. Bordes served as the Chief Executive Officer of Kubient, Inc. from May 15, 2019 until October 31, 2020. From November 2018 to June 2019, Mr. Bordes served as the Chairman and Co-Founder of MainBloq, a cloud-based modular platform for trading digital currencies and investing in digital assets. From January 2017 to June 2019, Mr. Bordes served as the Co-Founder and Director of TruVest, a sustainable affordable housing, real estate investment, development and technology company. From January 2011 to June 2019, Mr. Bordes served as Chairman and Chief Executive Officer of OneQube, Inc., a digital audience management platform. From June 2004 to August 2011, Mr. Bordes was a Co-Founder and Chief Executive Officer of MediaTrust, a real-time performance marketing advertising exchange for direct response marketing. Mr. Bordes’ current board services include New England College, Fraud.net, Hoo.be, BeeLine, Syncware, Fernhill Corp and Ocearch. Mr. Bordes holds a Bachelor of Arts from New England College. Mr. Bordes’ qualifications for election to the Board include his years of service on the Board of Directors of Greater Media, Inc., as well as his involvement in media, advertising technology and venture capital entities.

Jeffrey D. Goldberg, age 60, has served on the Board since May 2026. Mr. Goldberg is a seasoned executive and board member of companies principally in the health care services and technology sectors. He has served on more than a dozen boards since 2011, including many positions as board chair. Mr. Goldberg has served as Fractional Chief Financial Officer for Higher Ground LLC since June 2013, a company that provides hardware and software communication solutions to the US military. Mr. Goldberg is Chairman of the Board of Lannett Company Inc. and serves on the board of Modular Medical (Nasdaq: MODD), ATI Physical Therapy, Banza LLC and Eating Recovery Centers/Pathlight. He previously served on the boards of Angiotech Pharmaceuticals, Physiotherapy Associates, MModal, and 21st Century Oncology. Mr. Goldberg served as president of IncuMed, a technology incubator from February 2010 to November 2013, and prior to that, as Senior Vice President and General Counsel for Advanced Bionics, from February 2004 to October 2008, which designed and sold spinal cord stimulators and cochlear implants. Mr. Goldberg previously served as Chief Financial Officer of a specialty hospital, as operational leader for an advanced battery-technology business, as lead ’34 Act counsel for Occidental Petroleum Corporation, and as a lawyer for two different AmLaw 100 law firms where he focused on M&A, healthcare, and tax.

Unless otherwise indicated, proxies received will be voted FOR the election of each of the nominees named above.

Recommendation of the Board of Directors:

The Board of Directors unanimously recommends a vote “FOR” the election of each of the nominees named above.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

The Company’s Board of Directors met five times during 2025. Each of the then-current members of the Board attended at least 75% of the aggregate number of meetings held during 2025 of the Board of Directors and the committees of the Board of Directors of which he or she was a member. The Company does not have a formal policy regarding director attendance at annual meetings of stockholders, but encourages directors to attend. All of our then-current directors attended the 2025 Annual Meeting of Stockholders.

Controlled Company

The Company qualifies as a “controlled company,” within the meaning of Rule 5615(c)(1) of the Nasdaq Listing Rules. The Company currently qualifies as a controlled company because more than 50% of the Company’s voting power is controlled by the entities affiliated with the Beasley family. As a result, the Company is not required to have a Board of Directors consisting of a majority of directors who are independent or a compensation committee or nominating committee composed solely of independent directors.

Leadership Structure

The Board of Directors believes that the appropriate leadership structure should be based on the needs and circumstances of the Board, the Company and its stockholders at a given point in time, and that the Board should remain adaptable to shaping the leadership structure as those needs change in the future.

The Board of Directors currently has determined that having Caroline Beasley serve as both Chair of the Board and Chief Executive Officer of the Company is in the best interest of the Company and its stockholders. The Board of Directors believes that this leadership model is efficient and effective for the Company at this time because it creates clear lines of command throughout the entire Company. In her position as Chief Executive Officer, Ms. Beasley has primary responsibility for the day-to-day operations of the Company and provides consistent leadership on the Company’s key strategic objectives. In her role as Chair of the Board, she sets the strategic priorities for the Board, presides over its meetings and communicates its strategic findings and guidance to management. The Board of Directors believes that this structure reduces the likelihood of confusion about leadership roles and duplication of efforts. This structure also allows the Board of Directors to benefit from Ms. Beasley’s detailed and in-depth knowledge of the issues, opportunities and challenges facing the Company, as it positions her to identify the key risks facing the organization and ensure that these are brought to the attention of the Board of Directors.

The Company has procedures to ensure a strong and independent Board of Directors. The Audit and Compensation Committees consist entirely of non-management directors. The non-management directors of the Board are well positioned, as members of the Audit Committee, to assist the Board in overseeing the Company’s enterprise risk management program that includes processes used to identify and assess the Company’s most significant risks and actions taken by management to manage and mitigate such risk exposures. The non-management directors are also well positioned to provide input on the design of the Board, including committee oversight responsibilities. In addition to their responsibilities on these Committees, these independent directors meet in executive sessions after each meeting of the Board of Directors without any members of management present and at the direction of the lead independent director, Mr. Fiorile. The purpose of these executive sessions is to promote open and candid discussion among the non-management directors.

Lead Independent Director Role in Risk Oversight

In connection with these processes and in addition to management’s regular reviews of significant risks with the Board and committees, the Board believes that Mr. Fiorile is uniquely qualified in his role as the lead independent director to assist the Board in overseeing the identification, assessment, and management of the Company’s exposure to various risks as a result of his extensive public company risk management experience. The Board believes Mr. Fiorile has effectively leveraged his experience to provide leadership and help guide the Board’s independent oversight of the Company’s risk exposures as the lead independent director by collaborating with the Chair to help identify matters to be brought to the Board, chairing executive sessions of the non-management directors, facilitating communications between independent directors.

The Board of Directors Role in Risk Oversight

Management is responsible for the Company’s day-to-day risk management activities, and the role of the Board of Directors is to engage in informed risk oversight. In fulfilling this oversight role, the Board of Directors focuses on understanding the nature of our short-term, immediate-term and long-term enterprise risks, including our operations and strategic direction, as well as the adequacy of our risk management processes and overall risk management system. The Board and its committees provide effective oversight through regularly scheduled meetings with management to discuss in-depth the strategic objectives of the company and associated risks.

The Board of Directors performs this function by receiving management updates on the Company’s business operations, financial results and strategy at its regularly scheduled meetings. The Audit and Compensation

Committees, which consist entirely of independent directors, assist the Board of Directors in its oversight of risk management. Currently, the risk areas reported to the Board of Directors relate to credit risk, liquidity risk, fraud risk and operational risks, including regulatory, economic, competitive, cybersecurity, legal, and mergers and acquisitions risks.

The Board of Directors administers its risk oversight function by (i) identifying key areas of risk exposure facing the Company; (ii) discussing the level of risk the Company is willing to take and the variance from stated risk tolerance that is considered acceptable; (iii) identifying and discussing the key risk indicators and the early warning signs of increased risk exposure; and (iv) discussing with management the Company’s guidelines for monitoring risk indicators and encouraging communication of key risk indicators to management and the Board of Directors.

Director Independence

Our Board of Directors currently consists of seven members. Our Board of Directors has determined that all of our directors and nominees for election as directors, other than Caroline Beasley, Bruce G. Beasley and Brian E. Beasley, qualify as “independent” in accordance with the listing requirements of The Nasdaq Stock Market (“Nasdaq”). In addition, former Board members Leslie V. Godridge and Charles M. Warfield, Jr. qualified as "independent" in accordance with the listing requirements of Nasdaq during the time that they served on the Board during 2025. The Nasdaq independence definition includes a series of objective tests, including that the director is not, and has not been for at least three years, one of our employees and that neither the director nor any of his or her family members has engaged in various types of business dealings with us. In addition, as required by Nasdaq Listing Rules, our Board of Directors has made a subjective determination as to each independent director that no relationships exist, which, in the opinion of our Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, our Board of Directors reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management.

Board Composition

The Board of Directors does not have a specific policy regarding the composition of the Board of Directors. However, as a matter of practice, the Board of Directors recommends candidates based on their business or professional experience, background, talents and perspectives. The Board of Directors considers various backgrounds and perspectives in the context of the Board of Directors as a whole and takes into account the personal characteristics, including gender, ethnicity, age, experience, including financial expertise, and educational and professional background of current and prospective directors. The Board of Directors believes this process will best facilitate Board deliberations that reflect a broad range of perspectives and lead to a more effective decision-making process.

Committees of the Board of Directors

The Board of Directors has an Audit Committee and a Compensation Committee.

The Board of Directors currently does not have a nominating committee or a committee performing the functions of a nominating committee. The Board of Directors is not required to have a nominating committee because the Company is a controlled company as defined in the Nasdaq Listing Rules and believes it is appropriate for the full Board of Directors to perform the nominating functions. Although there are no formal procedures for stockholders to nominate persons to serve as directors, the full Board of Directors will consider recommendations from stockholders in the same manner and using the same criteria as for other candidates. Candidate recommendations should be addressed to Chris Ornelas, Secretary, Beasley Broadcast Group, Inc., 3033 Riviera Drive, Suite 200, Naples, Florida 34103. The Company has not adopted a formal process because it believes that the informal consideration process has been adequate to date.

The Audit Committee, established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), consists of Mr. Fiorile, Mr. Smith and Mr. Bordes, each of whom qualifies as independent under Rule 5605(a)(2) of the Nasdaq Listing Rules and Rule 10A-3 under the Exchange Act. The Board of Directors has determined that Mr. Fiorile is an “audit committee financial expert” as that term is defined in the Exchange Act. The purpose and responsibilities of the Audit Committee, as set forth in its written charter, include:

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Overseeing the integrity of the Company’s financial statements;
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Overseeing the Company’s compliance with legal and regulatory requirements;
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Appointing and retaining independent auditors to conduct the annual audit of the Company’s financial statements;
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Overseeing the independent auditor’s qualifications and independence;
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Overseeing the performance of the Company’s independent auditor;
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Reviewing the proposed scope of the audit and approving the audit fees to be paid;
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Reviewing the Company’s accounting and financial controls with the independent auditors and its financial and accounting staff; and
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Reviewing and approving transactions, other than compensation matters, between the Company and its directors, officers and affiliates.

The Audit Committee met four times and acted via unanimous written consent once during 2025. The current charter of the Audit Committee is available on the Company’s website at www.bbgi.com/corporate-governance.

The Compensation Committee consists of Messrs. Fiorile, Smith and Bordes, each of whom qualifies as independent under Rule 5605(a)(2) of the Nasdaq Listing Rules. This Committee is responsible for establishing compensation policies for the Company’s executive officers, including the Chief Executive Officer, and reviewing the Company’s compensation plans to ensure that they meet corporate objectives. The responsibilities of the Compensation Committee also include administering and interpreting the Company’s equity incentive award plans. The Compensation Committee met one time during 2025. As a “controlled company,” the Compensation Committee is not required to, and does not, have a charter.

In May 2026, the Board established a Strategic Alternatives Committee. The Strategic Alternatives Committee has sole and exclusive authority and power to explore, review, consider, evaluate, and negotiate any debt or equity or other financing, asset sale, restructuring, recapitalization, bankruptcy, or strategic transaction and other similar opportunities and transactions for the Company and its subsidiaries. The Strategic Alternatives Committee consists of Messrs. Fiorile and Goldberg, and Ms. Beasley

Stockholder Communication with Board Members

Although the Company has not to date developed formal processes by which stockholders may communicate directly to directors, it believes that the informal process (in which stockholder communications received by the Secretary for the Board of Directors’ attention, or summaries thereof, will be forwarded to the Board of Directors) has served the Board’s and the stockholders’ needs. In view of Securities and Exchange Commission (“SEC”) disclosure requirements relating to this issue, the Board of Directors may consider developing more specific procedures. Until any other procedures are developed and posted on the Company’s corporate website, any communications to the Board of Directors should be sent to it in care of Chris Ornelas, Secretary, Beasley Broadcast Group, Inc., 3033 Riviera Drive, Suite 200, Naples, Florida 34103.

PROPOSAL NO. 2: ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION.

Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act and Section 14(a) of the Exchange Act, we provide our stockholders with the opportunity to vote to approve, on a non-binding, advisory basis, the overall compensation of our named executive officers as disclosed in this Proxy Statement. This advisory vote is commonly referred to as “say-on-pay.”

In 2025, the Board of Directors recommended that this say-on-pay vote be conducted annually, and stockholders voted in favor of this recommendation by a substantial majority. Accordingly, the Board of Directors has determined that it will include an advisory resolution to approve named executive officer compensation annually until the next vote to determine the frequency of such an advisory vote in 2031.

Our executive compensation programs are designed to convey recognition of services performed by the recipients and motivate and retain the recipients over the long term. The purpose of the executive compensation program is to provide competitive compensation in order to attract, motivate, and retain talented and experienced executives, who are instrumental to our success, and to reward the executive officers for the achievement of short-term and long-term strategic and operational goals and the creation of enhanced value for our stockholders. We seek to closely align the interests of our named executive officers with the interests of our stockholders, and our Compensation Committee regularly reviews named executive officer compensation against peer companies, general market trends and other industry data to ensure that such compensation is consistent with our compensation philosophy.

Accordingly, we ask our stockholders to vote on the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s stockholders approve the compensation paid to the Company’s named executive officers, as disclosed in the Company’s Proxy Statement for the 2026 Annual Meeting of Stockholders pursuant to Item 402 of Regulation S-K, including the Summary Compensation Table and other disclosure in the “Executive Compensation” section of the Proxy Statement.”

This advisory resolution is non-binding on the Board of Directors. Although non-binding, the Board of Directors and the Compensation Committee will carefully review and consider the voting results when evaluating our executive compensation program.

Recommendation of the Board of Directors:

The Board of Directors unanimously recommends a vote “FOR” proposal number 2.

PROPOSAL NO. 3: RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

The Audit Committee has appointed Crowe LLP (“Crowe”) as the independent registered public accounting firm to audit the Company’s financial statements for the fiscal year ending December 31, 2026 and is proposing that the stockholders ratify such appointment. Crowe has served as the Company’s independent auditors since 2006.

Although ratification is not required by law, the Audit Committee believes that our stockholders should be given an opportunity to express their views on the subject. Since the Audit Committee cannot abdicate this authority to the stockholders, the ratification of the appointment is not binding. Any failure of the stockholders to ratify the appointment of Crowe as our independent registered public accounting firm would, however, be considered by the Audit Committee in determining whether to continue the engagement of Crowe.

In making this appointment, the Audit Committee considered whether the audit and non-audit services Crowe will provide are compatible with maintaining the independence of the Company’s outside auditors. The Audit Committee has adopted a policy that sets forth the manner in which the Audit Committee will review and approve all services to be provided by Crowe before the firm is retained. The Audit Committee pre-approves all audit and permitted non-audit services to be performed for the Company by its independent public accountants. The chairperson of the Audit Committee may represent the entire committee for the purposes of pre-approving permitted non-audit services. The Audit Committee does not consider the provision of the permitted non-audit services to be incompatible with maintaining the independent public accountant’s independence.

Representatives of Crowe are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so. They are also expected to be available to respond to appropriate questions.

Audit Fees, Other Fees and Services of Independent Registered Public Accountants

The following table summarizes fees billed to the Company by Crowe in 2024 and 2025:

	2024	2025
Audit fees (1)	$366,000	$366,500
Audit-related fees	—	—
Tax fees	—	—
All other fees	—	—
	$366,000	$366,500

(1)
Includes fees billed for (i) the audit of the Company’s annual financial statements in 2024 and 2025, (ii) the review of the Company’s quarterly financial statements included in the Company’s Quarterly Reports on Form 10-Q in 2024 and 2025, and (iii) the annual audits of the Company’s benefit plan in 2024 and 2025.

All of the services provided to the Company by Crowe during 2024 and 2025 were pre-approved by the Audit Committee.

Recommendation of the Board of Directors:

The Board of Directors unanimously recommends a vote “FOR” proposal number 3.

EXECUTIVE OFFICERS

The executive officers of the Company as of the date of this Proxy Statement are listed below. We described each executive’s business experience under Proposal No. 1—Election of Directors, except Mr. Ornelas whose experience is described below. All executive officers hold office until their successors are appointed.

Name	Age	Position
Caroline Beasley	63	Chair and Chief Executive Officer
Bruce G. Beasley	68	President and Director
Brian E. Beasley	66	Chief Operating Officer and Director
Chris Ornelas	57	General Counsel and Secretary

Chris Ornelas, age 57, was appointed General Counsel of the Company on February 1, 2020. Prior to joining Beasley, Mr. Ornelas spent nearly a decade serving as Chief Operating and Strategy Officer of the NAB, where he oversaw operations of and provided strategic guidance to NAB’s advocacy teams to address diverse legal and policy issues facing broadcasters. Mr. Ornelas also served as Chief Counsel on Communications and Technology Policy in former Senator Gordon Smith’s U.S. Senate Office, where he oversaw all matters relating to communications, media, entertainment, and technology before the Senate Commerce Committee. Mr. Ornelas’s career also includes nearly a decade in the Washington office of law firm Wilkinson Barker Knauer, LLP, where he represented broadcast clients on policy, regulatory and transactional matters before the FCC. He served on the Board of Directors for the Congressional Hispanic Caucus Institute from 2017 until 2019 and the Asian Pacific American Institute for Congressional Studies from 2014 until 2019. He currently serves on the Board of Directors of the Radio Music Licensing Committee and Executive Committee of the Board of Directors of the National Association of Broadcasters in his capacity as Chairman of the Radio Board. Mr. Ornelas earned a Juris Doctorate degree from the American University Washington College of Law and a Bachelor of Arts in Rhetoric and Communications Studies from the University of Virginia.

EXECUTIVE COMPENSATION

2025 SUMMARY COMPENSATION TABLE

The following table summarizes total compensation earned by each of our named executive officers, Caroline Beasley, Bruce G. Beasley and Brian E. Beasley, during 2024 and 2025.

Name and Principal Position	Year	Salary ($)	Stock Awards ($)	Non-Equity Incentive Plan Compensation ($)(1)	All Other Compensation ($)		Total ($)

Caroline Beasley	2025	1,205,960	—	375,000	36,102	(2)	1,617,062
Chief Executive Officer	2024	1,230,973	289,500	283,500	36,021		1,839,994

Bruce G. Beasley	2025	350,402	—	—	58,577	(2)	408,979
President	2024	478,326	104,500	—	60,278		643,104

Brian E. Beasley	2025	633,890	—	125,000	69,034	(2)	827,924
Chief Operating Officer	2024	643,002	244,450	100,000	73,993		1,061,445

(1)
Amounts reported in the Non-Equity Incentive Plan Compensation column represent annual cash bonuses earned for 2024 and 2025, respectively.
(2)
Other compensation includes a car allowance of $12,000 per annum and reimbursement for the named executive officer’s portion of health, dental, vision, life insurance, and long-term and short-term disability insurance premiums.

Employment Agreements

In September 2021, the Company entered into an employment agreement with Caroline Beasley, effective as of July 1, 2021, pursuant to which she serves as Chief Executive Officer. Pursuant to this agreement, Ms. Beasley receives (i) an annual base salary of $1,250,000, subject to adjustment as determined by the Board of Directors, (ii) the opportunity to earn an annual bonus award targeted at 100% of her base pay and based on performance under the Company’s performance incentive plan, (iii) payments equal to the amount payable by her for coverage under the Company’s employee benefit plans, plus an additional amount equal to the taxes payable by her as a result of such payments, and (iv) a monthly car allowance of $1,000. On August 14, 2024, the employment agreement was renewed, and the term was extended for an additional three-year period, which expires on July 1, 2027, and is subject to renewal for successive one-year periods upon mutual agreement of the Company and Ms. Beasley in writing. The Company could incur severance obligations under the terms of the employment agreement in the event that Ms. Beasley’s employment is terminated without cause or if she resigns for good reason, or upon her death or termination due to disability, as described in the section entitled “Termination or Change in Control Payments” below.

In August 2024, the Company entered into an amended and restated employment agreement with Bruce G. Beasley, effective as of August 14, 2024, pursuant to which he serves as President. Pursuant to this agreement, Bruce Beasley receives (i) an annual base salary of $400,000, subject to adjustment as determined by the Board of Directors, (ii) the opportunity to earn an annual bonus award in an amount determined by the Compensation Committee based on criteria established by the Compensation Committee, and (iii) payments equal to the amount payable by him for coverage under the Company’s employee benefit plans, premiums for Medicare supplemental insurance, plus an additional amount equal to the taxes payable by him as a result of such payments. The initial term of the employment agreement expires on July 1, 2027 and is subject to renewal for successive one-year periods upon mutual agreement of the Company and Bruce Beasley in writing. The Company could incur severance obligations under the terms of the employment agreement in the event that Bruce Beasley’s employment is terminated without cause or if he resigns for good reason, or upon his death or termination due to disability, as described in the section entitled “Termination or Change in Control Payments” below.

In September 2021, the Company entered into an employment agreement with Brian E. Beasley, effective as of July 1, 2021, pursuant to which he serves as Chief Operating Officer. Pursuant to this agreement, Brian Beasley receives (i) an annual base salary of $700,000, subject to adjustment as determined by the Board of Directors, (ii) the opportunity to earn an annual bonus award targeted at 75% of his base pay and based on performance under the Company’s performance incentive plan, (iii) payments equal to the amount payable by him for coverage under the Company’s employee benefit plans, plus an additional amount equal to the taxes payable by him as a result of such payments, and (iv) a monthly car allowance of $1,000. On August 14, 2024, the employment agreement was renewed, and the term was extended for an additional three-year period which expires on July 1, 2027, and is subject to renewal for successive one-year periods upon mutual agreement of the Company and Brian Beasley in writing. The Company could incur severance obligations under the terms of the employment agreement in the event that Brian Beasley’s employment is terminated without cause or if he resigns for good reason, or upon his death or termination due to disability, as described in the section entitled “Termination or Change in Control Payments” below.

Each of the employment agreements also contains a confidentiality provision and non-competition covenant that applies for one year following termination of employment, except that if a named executive officer is terminated by the Company other than for cause or resigns employment for good reason, then the non-competition period will end on the earliest of one year following termination of employment, the date the executive waives any right to receive severance payments under the employment agreement or the date of termination if the executive is not entitled to receive any severance payments in connection with the employment termination.

Executive Compensation

Our executive compensation program consists primarily of base salary, which is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role, and responsibilities, and two forms of incentive compensation, annual cash bonuses and equity awards. The annual cash bonus component is typically designed to convey an immediate recognition of services performed by the recipient, while the equity component is tied to vesting requirements and is designed not only to compensate but also to motivate and retain the recipient over the vesting period.

All of our named executive officers receive an annual base salary and are eligible to receive annual cash bonuses under our Performance Incentive Plan and equity-based awards under our 2025 Equity Incentive Award Plan.

2025 Base Salaries

Our named executive officers receive a base salary to compensate them for services rendered to our Company. The base salaries of our named executive officers are reviewed from time to time and adjusted when our Board of Directors or Compensation Committee determines an adjustment is appropriate.

2025 Cash Bonuses

Annual cash bonus awards are determined based upon our Company’s achievement against a pre-established financial performance metric and the Compensation Committee’s subjective assessment of performance. Target bonus award levels are set for each of Caroline Beasley and Brian Beasley, and awards may be earned above or below the target level based on the total performance assessment, as determined by our Compensation Committee, although no pre-set formulas are established for this purpose. Subjective performance factors that are considered from time to time include station ratings, acquisition and divestiture activity, the Company’s ability to manage extraordinary events and market conditions and the Company’s overall performance relative to other similarly situated radio companies. For 2025, the target bonus award levels for Caroline Beasley and Brian Beasley were $1,250,000, and $525,000, respectively. The amount of the cash bonus, if any, for Bruce Beasley is determined by the Compensation Committee based on criteria established by the Compensation Committee in its sole discretion.

In 2025, our Compensation Committee assessed the Company’s achievement against financial performance metrics, and generally determined on a subjective basis that performance satisfied expectations for the year. In making its subjective determination of performance, our Compensation Committee took into account our overall financial and operational performance for the year, including successfully navigating through the operating challenges presented by the continued slow recovery of the US economy after the COVID-19 pandemic as well as efforts to restructure the Company’s debt. Despite the extraordinary efforts from our named executive officers throughout 2025, our named executive officers were awarded below target annual bonuses for the year. The actual cash bonuses earned by our named executive officers for 2025 are as set forth in the 2025 Summary Compensation Table in the column entitled “Non-Equity Incentive Plan Compensation.”

2025 Equity Awards

No equity or equity-based incentive awards were granted to our named executive officers in 2025, though each named executive officer held restricted stock units as December 31, 2025 as shown in the table entitled
“2025 Outstanding Equity Awards at Fiscal Year-End” below.

We do not currently use stock options to compensate our directors, officers or employees.

Retirement Plans

We have a Section 401(k) Savings/Retirement Plan (the “401(k) Plan”) that covers eligible employees of the Company and any designated affiliate, including our named executive officers. The 401(k) Plan permits employees to defer up to 100% of their annual compensation, subject to certain limitations imposed by the Internal Revenue Code of 1986, as amended. The employees’ elective deferrals are immediately vested and non-forfeitable upon contribution to the 401(k) Plan. All employees of the Company are eligible to participate in the 401(k) Plan at any time after their date of hire.

2025 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table summarizes equity awards outstanding as of December 31, 2025 for each of the named executive officers.

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(2)
Caroline Beasley	10,000	(1)	$50,100
Bruce G. Beasley	3,750	(1)	$18,788
Brian E. Beasley	8,500	(1)	$42,585

(1)
The restricted stock units vest on each of June 30, 2026 and 2027, subject to the executive’s continued employment on the vesting date and accelerated vesting of a pro-rata portion of the restricted stock units in the event of the executive’s termination due to the executive’s death or disability.
(2)
Market value was determined by multiplying the number of restricted stock units that have not vested by the closing stock price of $5.01 on December 31, 2025.

TERMINATION OR CHANGE IN CONTROL PAYMENTS

Potential Termination Payments

Each of our named executive officers entered into an employment agreement with us, as described in more detail above under the section entitled “Employment Agreements.” The employment agreements provide that in the event of a termination of the named executive officer by us without “cause,” a resignation by the named executive officer for “good reason,” or termination of the named executive officer due to death or disability, the terminated executive (or, in the case of death, the executive’s estate or legal representative) will be entitled to receive (i) continued payment of the executive’s base salary and the amount payable by the executive for coverage under the Company’s employee benefit plans (including premiums for Medicare supplemental insurance for Bruce Beasley), plus an additional amount equal to the taxes payable by the executive as a result of such benefit plan payments through July 1, 2027, or for one year following termination, whichever is greater, (ii) a lump sum payment equal to $1,250,000 for Caroline Beasley, $600,000 for Bruce Beasley and for Brian Beasley, his annual base salary (computed in accordance with the terms of the employment agreement), or the highest annual bonus paid to the executive over the preceding three-year period, whichever is greater, (iii) payment (without duplication to the amounts described in clause (i)) for benefit coverage pursuant to COBRA for the executive and the executive’s eligible dependents for up to 18 months following termination, and (iv) accelerated vesting of all of the executive’s outstanding equity awards; provided, that, if such termination occurs in connection with or within two years following a change in control, then, if higher than the amounts set forth in clauses (i) and (ii) above, the executive will be entitled to receive, in lieu of such amounts set forth in clauses (i) and (ii) above, a severance payment equal to two times the sum of the executive’s base salary (or $1,200,000 for Bruce Beasley) and the highest annual bonus paid to the executive during the preceding three-year period, which amount shall be paid in a lump sum to the extent a lump sum payment does not result in the imposition of an excise tax under Section 409A of the Internal Revenue Code of 1986, as amended.

Under the employment agreements, “cause” means the executive’s (i) fraud, theft, embezzlement or proven gross negligence in connection with performing the executive’s duties and responsibilities, (ii) conviction of a felony or a crime involving moral turpitude, or (iii) breach of any material provision of the employment agreement, including, without limitation, the restrictive covenants contained therein, subject to an opportunity for notice and cure. Under the employment agreements, “good reason” means the occurrence of any of the following events without the prior written consent of the executive, subject, in each case, to an opportunity for notice and cure, (i) the Company’s failure to make payment or provide benefits to the executive under the employment agreement, (ii) a material diminution in the executive’s base salary, payments for benefit coverage and payments for taxes payable by the executive as a result of such benefit payments, (iii) a material diminution in the executive’s authority, duties or responsibilities, (iv) a material diminution in the budget over which the executive retains authority, (v) a material change in the geographic location at which the executive must perform services under the employment agreement, (vi) any other action or inaction that constitutes a material breach by the Company of the employment agreement, or (vii) a change in control.

Receipt of the severance payments and benefits under each employment agreement is subject to the executive (or the executive’s estate or legal representative) executing a release of claims in our favor.

PAY VERSUS PERFORMANCE

In accordance with the SEC’s disclosure requirements regarding pay versus performance, this section presents the SEC-defined “Compensation Actually Paid,” or CAP. Also required by the SEC, this section compares CAP to various measures used to gauge our performance. CAP is a supplemental measure to be viewed alongside performance measures as an addition to the philosophy and strategy of compensation-setting discussed elsewhere in this Proxy Statement, not in replacement.

Pay Versus Performance Table

The following table sets forth information concerning the compensation of our named executive officers for each of the fiscal years ended December 31, 2023, 2024 and 2025, and our financial performance for each such fiscal year:

					Value of Initial Fixed $100 Investment Based on:

Year	Summary Compensation Table Total for PEO ($)	Compensation Actually Paid to PEO ($)(1)	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)(1)	Total Shareholder Return ($)	Net Loss ($)
2025	1,617,062	1,546,762	618,452	575,393	27.23	(196,549,741)
2024	1,550,494	1,652,294	677,800	736,258	51.14	(5,887,258)
2023	2,366,595	2,368,595	991,378	992,778	95.65	(75,120,138)

(1)
Amounts represent compensation actually paid to our PEO and the average compensation actually paid to our remaining NEOs for the relevant fiscal year, as determined under SEC rules (and described below), which includes the individuals indicated in the table below for each fiscal year:

Year	PEO	Non-PEO NEOs
2025	Caroline Beasley	Bruce Beasley and Brian Beasley
2024	Caroline Beasley	Bruce Beasley and Brian Beasley
2023	Caroline Beasley	Bruce Beasley and Brian Beasley

Compensation actually paid to our NEOs represents the “Total” compensation reported in the Summary Compensation Table for the applicable fiscal year, as adjusted as follows:

	2025
Adjustments	PEO	Average Non- PEO NEOs
Deduction for Amounts Reported under the “Stock Awards” Column in the Summary Compensation Table for Applicable FY	$-	$-
Increase based on ASC 718 Fair Value of Awards Granted during Applicable FY that Remain Unvested as of Applicable FY End, determined as of Applicable FY End	$-	$-
Increase based on ASC 718 Fair Value of Awards Granted during Applicable FY that Vested during Applicable FY, determined as of Vesting Date	$-	$-
Increase/deduction for Awards Granted during Prior FY that were Outstanding and Unvested as of Applicable FY End, determined based on change in ASC 718 Fair Value from Prior FY End to Applicable FY End	$(44,000)	$(26,950)
Increase/deduction for Awards Granted during Prior FY that Vested During Applicable FY, determined based on change in ASC 718 Fair Value from Prior FY End to Vesting Date	$(26,300)	$(16,109)
TOTAL ADJUSTMENTS	$(70,300)	$(43,059)

Relationship Between Financial Performance Measures

The graphs below compare the compensation actually paid to our PEO and the average of the compensation actually paid to our remaining NEOs, with (i) our cumulative TSR, and (ii) our net income, in each case, for the fiscal years ended December 31, 2023, 2024 and 2025.

TSR amounts reported in the graph assume an initial fixed investment of $100.

Compensation Actually Paid versus Total Shareholder Return
Compensation Actually Paid
$2,500,000
$2,000,000
$1,500,000
$1,000,000
$500,000
$0
Total Shareholder Return
$100.00
$80.00
$60.00
$40.00
$20.00
$0.00
FY 2023
FY 2024
FY 2025
PEO Compensation Actually Paid
Non-PEO NEO Average Compensation Actually Paid
Cumulative TSR

Compensation Actually Paid versus Net Income
Compensation Actually Paid
$2,500,000
$2,000,000
$1,500,000
$1,000,000
$500,000
$0
$0
($25,000,000)
($50,000,000)
($75,000,000)
($100,000,000)
($125,000,000)
($150,000,000)
($175,000,000)
($200,000,000)
Net Income
FY 2023
FY 2024
FY 2025
PEO Compensation Actually Paid
Non-PEO NEO Average Compensation Actually Paid
Net Income

2025 DIRECTOR COMPENSATION

The Company’s non-employee directors receive fixed annual fees for their services on the Board of Directors, including fees for service on the Audit and Compensation Committees.

The following table summarizes total compensation earned by each non-employee director during 2025.

Name	Fees Earned or Paid in Cash ($)(1)	Total ($)
Peter A. Bordes, Jr.	$72,500	$72,500
Michael J. Fiorile	$108,750	$108,750
Leslie V. Godridge (2)	$40,000	$40,000
Gordon H. Smith	$83,750	$83,750
Charles M. Warfield, Jr. (2)	$47,500	$47,500

(1)
Non-employee members of the Board of Directors receive an annual retainer of $65,000. In addition, Mr. Fiorile, who is the lead director, also receives an annual fee of $17,500 for such service. In addition, the chair of the Audit Committee (Mr. Fiorile) and the chair of the Compensation Committee (Mr. Smith), each receives an annual fee of $15,000 for such service. Mr. Fiorile, who is a member of the Compensation Committee, also receives an annual fee of $7,500 for such service. Mr. Smith, who is a member of the Audit Committee, also receives an annual fee of $7,500 for such service. Mr. Bordes, who is a member of both the Audit Committee and the Compensation Committee, also receives an annual fee of $15,000 for such service. Employee members of the Board of Directors, including our named executive officers, receive no additional compensation for their services provided as a director.

(2)
Ms. Godridge and Mr. Warfield did not stand for re-election at our 2025 annual meeting of stockholders, and amounts shown represent their partial years of service on the Board and committees.

None of our non-employee directors held any outstanding options or unvested stock awards as of December 31, 2025.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth certain information regarding beneficial ownership of our Common Stock as of May 26, 2026 by:

•
Each person who is known by the Company to own beneficially more than 5% of our Class A Common Stock or Class B Common Stock;
•
Each of the Company’s directors;
•
Each of the named executive officers; and
•
All executive officers and directors as a group.

Beneficial ownership of shares is determined under the rules of the SEC, and generally includes any shares over which a person exercises sole or shared voting or investment power. Each stockholder possesses sole voting and investment power with respect to the shares listed, unless otherwise noted. Shares of Class B Common Stock are convertible into shares of Class A Common Stock on a one-for-one basis at the option of the holder at any time and are all deemed outstanding for calculating the percentage of outstanding shares of the person holding those shares of Class B Common Stock but are not deemed outstanding for calculating the percentage of any other person. Shares of Class A Common Stock subject to options currently exercisable or exercisable within 60 days of May 26, 2026 are deemed outstanding for calculating the percentage of outstanding shares of the person holding those options but are not deemed outstanding for calculating the percentage of any other person. Restricted shares of Class A Common Stock that are currently vested or that will be vested within 60 days (but no other shares of restricted common stock) are deemed outstanding for calculating the percentage of outstanding shares of the person holding those shares of restricted stock. All restricted shares of Class A Common Stock currently outstanding, whether or not vested, are deemed outstanding for calculating the aggregate number of shares outstanding. The address of each beneficial owner, unless stated otherwise, is c/o Beasley Broadcast Group, 3033 Riviera Drive, Suite 200, Naples, Florida 34103.

	Common Stock
	Class A (1)			Class B
Name and Address of Beneficial Owner	Number of Shares		Percent of Class	Number of Shares		Percent of Class	Percent of Total Economic Interest (2)	Percent of Total Voting Power (3)
Caroline Beasley	34,668	(4)	3.6%	58,586	(5)	7.0%	5.2%	6.7%
Bruce G. Beasley	24,573	(6)	2.5	58,586	(7)	7.0	4.6	6.6
Brian E. Beasley	28,240	(8)	2.9	53,539	(9)	6.4	4.5	6.1
Peter A. Bordes, Jr.	30,116	(10)	3.1	—		—	1.7	*
Michael J. Fiorile	10,475		1.1	—		—	*	*
Gordon H. Smith	7,972		*	—		—	*	*
Entities affiliated with the Beasley family	112,855	(11)	11.6	511,320	(12)	61.4	34.5	56.2
GAMCO Investors, Inc.	83,654	(13)	8.6	—		—	4.6	*
Turning Rock Capital Partners, LP	72,557	(14)	7.4	—		—	4.0	*
Bradley C. Beasley	7,935	(15)	*	60,148	(16)	7.2	3.8	6.5
Robert E. Beasley	826	(17)	*	40,749	(18)	4.9	2.3	4.4
Stephen F. Lappert	47,934	(19)	4.9	—		—	2.7	*
All directors and executive officers as a group (7 persons)	253,794		26.0%	682,031		81.9%	51.7%	76.0%

*Less than one percent.

(1)
For the purpose of calculating the percentage of Class A Common Stock held by each stockholder, the total number of shares of Class A Common Stock outstanding does not include the shares of Class A Common Stock issuable upon conversion of the outstanding shares of Class B Common Stock.
(2)
The percent of total economic interest for each beneficial owner is based on the number of shares beneficially owned of Class A Common Stock plus the number of shares beneficially owned of Class B Common Stock divided by the sum of (i) 975,280 shares of Class A Common Stock outstanding; (ii) 833,137 shares of Class B Common Stock outstanding; and (iii) if applicable, the number of shares of Class A Common Stock issuable upon exercise of options held by such person that are currently exercisable or will be exercisable before July 25, 2026.
(3)
The percent of total voting power for each beneficial owner is based on the number of shares beneficially owned of Class A Common Stock, which carry one vote per share, plus the number of shares beneficially owned of Class B Common Stock, which carry ten votes per share, multiplied by ten, divided by the sum of (i) 975,280 shares of Class A Common Stock outstanding; (ii) 833,137 shares of Class B Common Stock outstanding multiplied by ten to reflect the ten votes per share for Class B Common Stock; and (iii) if applicable, the number of Class A Common Stock issuable upon exercise of options held by such person that are currently exercisable or will be exercisable before July 25, 2026.
(4)
Includes (i) 34,572 shares held by the beneficial owner; and (ii) 96 shares held by the George G. Beasley Trust f/b/o Barbara Caroline Beasley u/a/d 6/2/21.
(5)
Includes (i) 27,664 shares held by the Barbara Caroline Beasley Revocable Trust dated April 14, 1998; (ii) 24,788 shares held by the George G. Beasley Trust f/b/o Barbara Caroline Beasley u/a/d 12/9/08; and (iii) 6,134 shares held by the George G. Beasley Trust f/b/o Barbara Caroline Beasley u/a/d 6/2/21.
(6)
Includes (i) 24,477 shares held by the beneficial owner; and (ii) 96 shares held by the George G. Beasley Trust f/b/o Bruce G. Beasley u/a/d 6/2/21.
(7)
Includes (i) 27,664 shares held by the Bruce G. Beasley Revocable Trust dated June 19, 2006; (ii) 24,788 shares held by the George G. Beasley Trust f/b/o Bruce G. Beasley u/a/d 12/9/08; and (iii) 6,134 shares held by the George G. Beasley Trust f/b/o Bruce G. Beasley u/a/d 6/2/21.
(8)
Includes (i) 27,464 shares held by the beneficial owner; (ii) 96 shares held by the George G. Beasley Trust f/b/o Brian E. Beasley u/a/d 6/2/21; and (iii) 680 shares held by the beneficial owner’s children.
(9)
Includes (i) 9,827 shares held by the Brian E. Beasley Revocable Trust dated June 17, 2003; (ii) 37,578 shares held by the George G. Beasley Trust f/b/o Brian E. Beasley u/a/d 12/9/08; and (iii) 6,134 shares held by the George G. Beasley Trust f/b/o Brian E. Beasley u/a/d 6/2/21.
(10)
Includes (i) 5,628 shares of Class A Common Stock owned of record by Mr. Bordes; and (ii) 24,488 shares of Class A Common Stock owned of record by the Peter A. Bordes, Jr. 2009 Gift Trust (the “Gift Trust”), of which Mr. Bordes is co-trustee.
(11)
Includes: (i) 56,864 shares of Class A Common Stock held of record by Beasley Family Towers, LLC; (ii) 53,580 shares of Class A Common Stock held of record by GGB Family Limited Partnership; (iii) 2,387 shares of Class A Common Stock held of record by GGB II Family Limited Partnership; and (iv) 24 shares of Class A Common Stock held of record by GGB Family Enterprises, Inc. GGB Family Enterprises, Inc. is the general partner of each of GGB Family Limited Partnership and GGB II Family Limited Partnership. GGB Family Enterprises, Inc. is controlled by five trusts that are in turn controlled by Caroline Beasley, Bruce G. Beasley, Brian E. Beasley, Bradley C. Beasley and Robert E. Beasley. Each of them disclaims beneficial ownership of the securities held of record by Beasley Family Towers, LLC, GGB Family Enterprises, Inc, GGB Family Limited Partnership, and GGB II Family Limited Partnership.
(12)
Includes (i) 16,609 shares of Class B Common Stock held of record by GGB Family Limited Partnership; and (ii) 494,711 shares of Class B Common Stock held of record by GGB II Family Limited Partnership. GGB Family Enterprises, Inc. is the general partner of each of GGB Family Limited Partnership and GGB II Family Limited Partnership. GGB Family Enterprises, Inc. is controlled by five trusts that are in turn controlled by Caroline Beasley, Bruce G. Beasley, Brian E. Beasley, Bradley C. Beasley and Robert E. Beasley. Each of them disclaims beneficial ownership of the securities held of record by Beasley Family Towers, LLC, GGB Family Enterprises, Inc, GGB Family Limited Partnership, and GGB II Family Limited Partnership.
(13)
Includes (i) 21,500 shares held by Gabelli Funds, LLC; (ii) 54,954 shares held by GAMCO Asset Management, Inc.; (iii) 5,000 shares held by Gabelli Foundation, Inc. and (iv) 2,200 shares held by Teton Advisors, Inc. The information presented is based on a Schedule 13D/A filed with the SEC on November 10, 2025 by GAMCO Investors, Inc. The business address for GAMCO Investors, Inc. is One Corporate Center, Rye, NY 10580.
(14)
Includes 72,557 shares held by Turning Rock Capital Partners, LP. The information presented is based on a Schedule 13G filed with the SEC on April 17, 2026 by Turning Rock Capital Partners, LP. The business address for Turning Rock Capital Partners, LP is 6818 Stonesthrow Cir N #12201 Saint Petersburg, FL 33710.
(15)
Includes (i) 3,923 shares held by the beneficial owner; (ii) 3,211 shares held by the Bradley C. Beasley Revocable Trust dated July 13, 1999; (iii) 96 shares held by the George G. Beasley Trust f/b/o Bradley C. Beasley u/a/d 6/2/21 and (iv) 705 shares held by the beneficial owner’s children.
(16)
Includes (i) 29,226 shares held by the Bradley C. Beasley Revocable Trust dated July 13, 1999; (ii) 24,788 shares held by the George G. Beasley Trust f/b/o Bradley C. Beasley u/a/d 12/9/08; and (iii) 6,134 shares held by the George G. Beasley Trust f/b/o Bradley C. Beasley u/a/d 6/2/21.
(17)
Includes (i) 96 shares held by the George G. Beasley Trust f/b/o Robert E. Beasley u/a/d 6/2/21; and (ii) 730 shares held by the beneficial owner’s children.
(18)
Includes (i) 29,226 shares held by the Robert E. Beasley Revocable Trust dated August 20, 2004 and (ii) 24,788 shares held by the George G. Beasley Trust f/b/o Robert E. Beasley u/a/d 12/9/08; and (iii) 6,134 shares held by the George G. Beasley Trust f/b/o Robert E. Beasley u/a/d 6/02/21.
(19)
Includes (i) 24,488 shares of Class A Common Stock owned of record by the Gift Trust; and (ii) an aggregate of 23,446 shares of Class A Common Stock owned of record by two Grantor Retained Annuity Trusts (“GRATs”) in the name of Lee Bordes (the “Lee Bordes GRATs”), of which Ms. Bordes is co-trustee. Mr. Lappert is co-trustee of the Gift Trust and each of the Lee Bordes GRATs. The business address for each of Stephen F. Lappert, the Lee Bordes GRATs and the Gift Trust is c/o Carter Ledyard & Millburn LLP, Two Wall Street, New York, NY 10005. The information presented is based on a Schedule 13D/A filed by them with the SEC on July 30, 2018.

Equity Compensation Plan Information

The following table sets forth certain information with respect to our equity compensation plans as of December 31, 2025.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity Compensation Plans Approved By Security Holders (1)	79,651	(2)	—	253,750
Equity Compensation Plans Not Approved By Security Holders	—		—	—
Total	79,651			253,750

(1)
Consists of the Beasley Broadcast Group, Inc. 2007 Equity Incentive Plan, as amended and restated (the "2007 Plan") and the Beasley Broadcast Group, Inc. 2025 Equity Incentive Award Plan (the "2025 Plan").

(2)
Includes 33,401 restricted stock units under the 2007 Plan and 46,250 restricted stock units under the 2025 Plan, which awards do not have an exercise price.

AUDIT COMMITTEE REPORT

To the Board of Directors:

We have reviewed and discussed with management the Company’s audited financial statements as of and for the year ended December 31, 2025.

We have discussed with the independent auditors, Crowe LLP, the matters required to be discussed pursuant to applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC.

We have received and reviewed the written disclosures and the letter from Crowe LLP required by the applicable requirements of the PCAOB regarding Crowe LLP’s communications with us concerning independence and have discussed with the auditors the auditors’ independence.

Based on the reviews and discussions referred to above, we recommend to the Board of Directors that the financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 for filing with the SEC.

Michael J. Fiorile, Chair
Gordon H. Smith
Peter A. Bordes, Jr.

The material in this report is being furnished and shall not be deemed “filed” with the SEC for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, nor shall the material in this section be deemed to be “soliciting material” or incorporated by reference in any registration statement or other document filed with the SEC under the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise expressly stated in such filing.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Party Transactions

Review and Approval of Related Party Transactions. In 2007, the Board of Directors adopted the Company’s Related Party Transaction Policy (the “Policy”). The written Policy applies to any transaction, or series of transactions in which the Company, its subsidiaries or affiliates is or will be a participant, the aggregate amount involved will or may be expected to exceed $100,000 in any calendar year, and in which any related party has or will have a direct or indirect interest. A related party for purposes of the policy includes:

•
any Company executive officer, director or nominee for election as a director;
•
an owner of 5% or more of Company stock; and
•
any immediate family member of any person listed above.

Under the Policy, the Audit Committee of the Board of Directors reviews the facts relating to all related party transactions and either approves or disapproves the Company’s entry into the transaction. If advance Audit Committee approval of a transaction is not feasible, then the Audit Committee will consider the transaction and, if it determines the transaction to be appropriate, will ratify the transaction at the Committee’s next regularly scheduled meeting.

As adopted, the Policy has standing pre-approvals for transactions that meet specific criteria or are not considered related person transactions by the SEC. Pre-approved transactions include:

•
any transaction with another company where the related party’s only relationship with such other company is as an employee (other than an executive officer), director or beneficial owner of less than 10% of that other company’s shares;

•
any charitable contribution, grant or endowment by the Company to a charitable organization, foundation or university at which a related party’s only relationship is as an employee (other than an executive officer) or a director, if the aggregate amount involved does not exceed the lesser of $100,000, or two percent of the charitable organization’s total annual receipts;
•
any transaction where the related party’s interest arises solely from the ownership of the Company’s Common Stock and all holders of the Company’s common stock received the same benefit on a pro rata basis (e.g., dividends); and
•
any transaction involving a related party where the rates or charges involved are determined by competitive bids.

During 2024 and 2025, the Company engaged in several transactions in which our executive officers and other members of the Beasley family were participants. These transactions are described below. While the Policy had not been adopted at the time certain of these transactions and arrangements were entered into or commenced, each has been subsequently ratified by the Audit Committee pursuant to the Policy.

Beasley Broadcasting Management, LLC

The Company leases its principal executive offices in Naples, FL from Beasley Broadcasting Management, LLC, which is held by a trust for the benefit of Caroline Beasley, Bruce G. Beasley, Brian E. Beasley and other members of the Beasley family. The lease agreement expires on December 31, 2031. Rental expense was $0.3 million and $0.2 million for the years ended December 31, 2024 and 2025, respectively.

Beasley Family Properties, LLC

The Company leased office space for its stations in Fort Myers, FL from Beasley Family Properties, LLC, which is held by a trust for the benefit of Caroline Beasley, Bruce G. Beasley, Brian E. Beasley, and other members of the Beasley family. The lease agreement was set to expire on August 31, 2029. On February 6, 2026, the Company completed the sale of substantially all of the assets used in the operations of WRXK-FM and WXKB-FM in Fort Myers, FL to a third party for $9.0 million in cash and substantially all of the assets used in the operations of WBCN-AM, WJPT-FM and WWCN-FM in Fort Myers, FL to another third party for $9.0 million in cash. Lease liabilities of $1.7 million were transferred to the buyers upon completion of the dispositions. Rental expense was $0.2 million for each of the years ended December 31, 2024 and 2025.

Beasley Family Towers, LLC

The Company leases office space for its stations in Fayetteville, NC from Beasley Family Towers, LLC. The lease agreement expires on August 31, 2030. Rental expense was $0.1 million for each of the years ended December 31, 2024 and 2025.

On October 8, 2024, the Company entered into a Common Stock purchase agreement for the issuance and sale of 56,864 shares of Class A Common Stock of the Company to Beasley Family Towers, LLC at an offering price of approximately $12.31 per share, for gross proceeds of $700,000. The Company used the net proceeds to fund a portion of the cash payment made to the exchanging holders in an exchange offer by Beasley Mezzanine Holdings, LLC, which expired October 7, 2024, and for other corporate purposes.

On December 25, 2024, the 12-month silent period for WAEC-AM in Atlanta, GA expired, and the FCC license was terminated. The Company sold the remaining transmitter equipment to Beasley Family Towers, LLC for $0.1 million.

GGB Augusta, LLC

The Company leases land for its stations in Augusta, GA from GGB Augusta, LLC, which is held by a trust for the benefit of Caroline Beasley, Bruce G. Beasley, Brian E. Beasley and other members of the Beasley family. The lease agreement expires on October 31, 2028. Rental expense was approximately $53,000 and $41,000 for the years ended December 31, 2024 and 2025, respectively.

GGB Las Vegas, LLC

The Company leases office space for its stations in Las Vegas, NV from GGB Las Vegas, LLC, which is controlled by members of the Beasley family. The lease agreement expires on December 31, 2028. Rental expense was $0.2 million and $0.1 million for the years ended December 31, 2024 and 2025, respectively.

Wintersrun Communications, LLC

The Company leases a tower for one station in Augusta, GA from Wintersrun Communications, LLC. The lease agreement expired on October 15, 2025. Rental expense was approximately $31,000 and $24,000 for the years ended December 31, 2024 and 2025, respectively.

Quu, Inc.

The Company currently holds an investment in Quu, Inc. (“Quu”), a company that provides the Company with access to an application for digital revenue. Payments to Quu for access to the application were $0.5 million for each of the years ended December 31, 2024 and 2025.

Employees

The compensation of Caroline Beasley, Bruce G. Beasley and Brian E. Beasley is discussed above in “Executive Compensation.” Bradley C. Beasley, brother of Caroline Beasley, Bruce G. Beasley and Brian E. Beasley, is currently employed by the Company and was paid $371,207 and $356,552 in 2024 and 2025, respectively. The amounts paid include a base salary and performance-based cash bonuses. Adam Lurie, son-in-law of Bruce G. Beasley, is currently employed by the Company and was paid $346,275 and $342,327 in 2024 and 2025, respectively. The amounts paid include a base salary, commissions and performance-based cash bonuses. Ilana Goldstein, daughter of Caroline Beasley, is currently employed by the Company and was paid $148,385 and $171,484 in 2024 and 2025, respectively. The amounts paid include a base salary and performance-based cash bonuses. Ryan Beasley, son of Bruce G. Beasley, is currently employed by the Company and was paid $146,378 and $168,986 in 2024 and 2025, respectively. The amounts paid include a base salary, commissions and performance-based cash bonuses.

CODE OF BUSINESS CONDUCT AND ETHICS

The Company has adopted a Code of Business Conduct and Ethics (the “Code”) applicable to all of its directors and employees, including its principal executive officer, principal financial officer and principal accounting officer, which is a “code of ethics” as defined by applicable rules of the SEC. The Code is available on the Company’s website at www.bbgi.com/corporate-governance.A copy may also be obtained upon request from the Secretary of the Company at Beasley Broadcast Group, Inc., 3033 Riviera Drive, Suite 200, Naples, Florida 34103. If the Company makes any amendments to the Code other than technical, administrative, or other non-substantive amendments, or grants any waivers, including implicit waivers, from a provision of the Code that applies to the Company’s principal executive officer or principal financial and accounting officer and relates to an element of the SEC’s “code of ethics” definition, the Company will disclose the nature of the amendment or waiver, its effective date and to whom it applies on its website at www.bbgi.com.

HEDGING POLICY

The Company has not adopted any hedging practices or policies for employees, officers and directors.

INSIDER TRADING POLICY

The Company has adopted an Insider Trading Policy that governs the purchase, sale, and/or other dispositions of our securities by directors, officers and employees that is reasonably designed to promote compliance with insider trading laws, rules and regulations and Nasdaq listing standards.

STOCKHOLDER PROPOSALS FOR 2027 ANNUAL MEETING

To be considered for presentation in the Company’s Proxy Statement related to the Annual Meeting of Stockholders to be held in 2027, a stockholder proposal must be received by Chris Ornelas, Secretary, Beasley Broadcast Group, Inc., 3033 Riviera Drive, Suite 200, Naples, Florida 34103 no later than January 29, 2027. In addition, all such proposals must comply with Rule 14a-8 of the Exchange Act, which lists the requirements for the inclusion of stockholder proposals in company-sponsored proxy materials.

For proposals submitted outside of Rule 14a-8, notice must be received by Chris Ornelas, Secretary, Beasley Broadcast Group, Inc., 3033 Riviera Drive, Suite 200, Naples, Florida 34103 no later than April 14, 2027. In addition, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice to the Company that sets forth the information required by Rule 14a-19 under the Exchange Act.

In connection with our solicitation of proxies for our 2027 annual meeting of stockholders, we intend to file a proxy statement and WHITE proxy card with the SEC. Stockholders may obtain our proxy statement (and any amendments and supplements thereto) and other documents as and when filed with the SEC without charge from the SEC’s website at: www.sec.gov.

OTHER MATTERS

The Board of Directors knows of no other business that will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, proxies properly processed will be voted in respect thereof in accordance with the judgments of the persons voting the proxies.

It is important that the proxies be properly processed and that your shares be represented. Stockholders are urged to promptly submit their proxies by telephone or via the Internet by following the instructions on the Notice of Availability of Proxy Materials.

This Proxy Statement and our 2025 Annual Report to Stockholders are available, beginning May 29, 2026, at our website www.bbgi.com. You may also access our Proxy Statement and 2025 Annual Report to Stockholders at www.proxydocs.com/BBGI. Stockholders may obtain, free of charge, a copy of our Proxy Statement or our 2025 Annual Report to Stockholders by writing to Beasley Broadcast Group, Inc., Attn: Investor Relations, 3033 Riviera Drive, Suite 200, Naples, Florida 34103. Please note that the information contained on our website is not incorporated by reference in, or considered to be part of, this Proxy Statement.

By Order of the Board of Directors

Chris Ornelas,
General Counsel and Secretary

Dated: May 29, 2026

Naples, Florida

ANNUAL MEETING OF STOCKHOLDERS OF BEASLEY BROADCAST GROUP, INC. July 22, 2026 GO GREEN e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via equiniti.com/us/ast-access to enjoy online access. NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS: The Proxy Statement and Annual Report to Stockholders are available at www.proxydocs.com/BBGI Please sign, date and mail your proxy card in the envelope provided as soon as possible. Please detach along perforated line and mail in the envelope provided. 00003333333330000000 1 072226 THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE NOMINEES LISTED IN PROPOSAL 1 AND "FOR" PROPOSALS 2 AND 3. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE 1.ELECTION OF DIRECTORS: NOMINEES: FOR AGAINST ABSTAIN Michael J. Fiorile (For Class A Common Stockholders) Gordon H. Smith (For Class A Common Stockholders) Brian E. Beasley (For All Classes of Common Stockholders) Bruce G. Beasley (For All Classes of Common Stockholders) Caroline Beasley (For All Classes of Common Stockholders) Peter A. Bordes, Jr. (For All Classes of Common Stockholders) Jeffrey D. Goldberg (For All Classes of Common Stockholders) 2. Advisory vote to approve named executive officer compensation. 3. Ratification of the appointment of Crowe LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2026. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting of stockholders and any adjournment thereof. These items of business are more fully described in the proxy statement. The record date for the Annual Meeting is May 26, 2026. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof. To change the address on your account, please check the box to the right and indicate your new address in the space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

BEASLEY BROADCAST GROUP, INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints Chris Ornelas and Heidi Raphael as proxies, with power to act without the other and with power of substitution, and hereby authorizes them to represent and vote, as designated on the other side, all the shares of stock of Beasley Broadcast Group, Inc. standing in the name of the undersigned with all powers that the undersigned would possess if present at the Annual Meeting of Stockholders of the Company to be held on Wednesday, July 22, 2026, at 12:00 p.m. Eastern Time, and any adjournment thereof. (Continued and to be signed on the reverse side) 1.1 14475